UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 20, 2016

Cosmos Holdings Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-54436	27-0611758
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

141 West Jackson Blvd, Suite 4236, Chicago, Illinois	60604
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (312) 865-0026

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

ITEM 8.01 OTHER EVENTS.

On May 20, 2016, Cosmos Holdings Inc. (the "Company") entered into a non-binding Memorandum of Understanding ("MOU") with DOC Pharma SA, a company controlled by Grigorios Siokas, the Company's CEO, a director and principal shareholder. DOC Pharma SA located in Thessaloniki, Greece, is an ISO certified and licensed GDP (Good Distribution Practices) wholesaler of pharmaceutical products. It is the owner of numerous licenses of generic medicines and uses its own network of pharmaceutical sales representatives to communicate its products with doctors. The Company also trades prototype medicines, food supplements, and cosmetics.

The purchase price to be determined is expected to be a combination of cash and shares of Cosmos stock. Closing of the transaction on or before December 31, 2016, is subject to execution of definitive exchange agreements, a full audit of DOC Pharma, satisfactory completion of due diligence of DOC Pharma, tax and legal considerations and other customary closing conditions.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

10.1	Memorandum of Understanding dated May 20, 2016 by and between Cosmos Holdings, Inc. and DOC Pharma SA.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COSMOS HOLDINGS INC.

Date: May 20, 2016	By:	/s/ Grigorios Siokas
Grigorios Siokas
Principal Executive Officer

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EXHIBIT INDEX

Exhibit Number	Description

10.1	Memorandum of Understanding dated May 20, 2016 by and between Cosmos Holdings, Inc. and DOC Pharma SA.

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